Explanatory Note

Fundrise Balanced eREIT II, LLC (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing an updated form of Amended and Restated Operating Agreement as Exhibit 2.2 set forth below.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to Exhibit 2.1 filed on Form 1-A on February 26, 2020)
2.2**	Form of Amended and Restated Operating Agreement of the Company
4.1*	Form of Subscription Agreement (incorporated by reference to Appendix B of the Company’s Form 1-A filed October 9, 2020)
6.1*	Form of License Agreement between Fundrise Balanced eREIT II, LLC and Fundrise LLC (incorporated by reference to Exhibit 6.1 filed on Form 1-A on February 26, 2020)
6.2*	Form of Fee Waiver Support Agreement between Fundrise Balanced eREIT II, LLC and Fundrise Advisors, LLC (incorporated by reference to Exhibit 6.2 of the Company’s Form 1-A filed October 9, 2020)
6.3*	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp. (incorporated by reference to Exhibit 6.3 filed on Form 1-A on February 26, 2020)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of RSM US LLP (incorporated by reference to Exhibit 11.2 filed on Form 1-A on February 26, 2020)
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified (incorporated by reference to Exhibit 12.1 filed on Form 1-A on February 26, 2020)

*	Previously filed.

**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on December 2, 2020.

Fundrise Balanced eREIT II, LLC
By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	December 2, 2020
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer of	December 2, 2020
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)